UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Community First, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

December     , 2015

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Community First, Inc. (the “Company”) scheduled for             , 2016, at 2:00 p.m., at the Operations Building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401.

Pursuant to the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about             , 2015, we mailed to our shareholders (other than those who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all holders of record and beneficial owners in each case of the Company’s common stock, no par value per share, and Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, will have the ability to access the proxy materials on an Internet website referenced in the Notice of Internet Availability of Proxy materials. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself to this option.

Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the special meeting. Please vote and submit your proxy by Internet, telephone or mail. If you choose to vote by mail, please sign and return your proxy card, which will be mailed to you separately.

I hope that you will be able to attend the special meeting of the shareholders on             , 2016.

Sincerely,

Eslick E. Daniel, M.D.
Chairman of the Board

Enclosures

COMMUNITY FIRST, INC.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON             , 2016

Notice is hereby given that a Special Meeting of Shareholders (the “Shareholders Meeting”) of Community First, Inc., a Tennessee corporation and bank holding company (the “Company”), will be held at the Operations Building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, on             , 2016, beginning at 2:00 p.m., local time, for the following purposes:

1.	To consider and vote on proposals to amend the Company’s Amended and Restated Charter, as amended, to modify the terms of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) (the “Proposed Amendments”) as follows:

a.	to cancel the amount of undeclared dividends in respect of the Series A Preferred Stock that is accumulated but undeclared on or prior to the effective date of the filing of the articles of amendment (the “Articles of Amendment”) to the Company’s Amended and Restated Charter, as amended, implementing the Proposed Amendments;

b.	to reduce the amount payable on the shares of the Series A Preferred Stock in the event of the Company’s liquidation, dissolution and winding up or upon the optional redemption of the Series A Preferred Stock to an amount equal to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company, or redemption of the shares;

c.	to reduce the dividend rate payable on the shares of Series A Preferred Stock from 9% per annum to 5% per annum;

d.	to change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid; and

e.	to eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock or stock ranking in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock; and

2.	To consider and vote on a proposal to adjourn the Shareholders Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the Shareholders Meeting, in person or by proxy, and entitled to vote, to approve the Proposed Amendments.

Information regarding the matters to be acted upon at the Shareholders Meeting is contained in the Proxy Statement attached to this Notice.

The Company has concluded that holders of record of Series A Preferred Stock have the right to dissent from the Proposed Amendments and obtain payment of the “fair value” of their shares of Series A Preferred Stock, if the Proposed Amendments are approved and the Company files articles of amendment to the Company’s Charter with the Secretary of State of the State of Tennessee effecting one or more of the Proposed Amendments. Holders of the Company’s Common Stock are not entitled to dissent from the Proposed Amendments. The right to dissent is summarized in the accompanying proxy statement on page 4, and a copy of the pertinent state law is reprinted in full as Appendix B.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to our shareholders over the Internet. We believe the rules will allow us to provide our shareholders with the information they need in a timely and convenient matter, while lowering the costs of delivery and reducing the environmental impact of meetings of our shareholders.

Only holders of record of the Company’s common stock, no par value, and the Company’s Series A Preferred Stock at the close of business on December 15, 2015 are entitled to notice of, and to vote at, the Shareholders Meeting or any adjournment(s) thereof.

Your vote is important. Please vote and submit your proxy by the Internet, telephone or mail. Please refer to the proxy card and the accompanying Proxy Statement for additional information regarding your voting options. Even if you plan to attend the Shareholders Meeting, please vote and submit your proxy as soon as possible to ensure that your shares are represented at the Shareholders Meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

Columbia, Tennessee	Eslick E. Daniel, M.D.
, 2015	Chairman of the Board

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the

Community First, Inc. Shareholders Meeting to be Held on             , 2016

We are providing this Proxy Statement in connection with the solicitation by the Board of Directors, or the Board, of Community First, Inc., a Tennessee corporation and bank holding company (the “Company,” “we,” or “us”), of proxies to be voted at a Special Meeting of Shareholders and any adjournment or postponement of the meeting (the “Shareholders Meeting”).

On or about             , 2015, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed to holders of the Company’s common stock, no par value, (the “Common Stock”) and the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share (the “Series A Preferred Stock”) as of the record date containing instructions on how to access the proxy statement (including all attachments), a form of proxy card and any amendments to the foregoing materials that are required to be furnished to shareholders online, and how to vote. If you prefer to receive the proxy materials in the mail and to vote by mail, you may request a printed copy of the materials by sending your request to Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Jon Thompson or Ashlee Pope, or by calling (931) 380-2265 or emailing jthompson@cfbk.com or apope@cfbk.com. You will not receive printed copies of the proxy materials in the mail unless you specifically request them.

The Shareholders Meeting will be held on             , 2016 at 2:00 p.m., local time, at the Operations Building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee. In order to obtain directions to attend the Shareholders Meeting, please call (931) 380-2265.

The proposals to be voted upon at the Shareholders Meeting, all of which are more completely set forth in the Proxy Statement, are as follows:

1	To consider and vote on a proposal to amend the Company’s Amended and Restated Charter, as amended, to modify the terms of the Series A Preferred Stock (the “Proposed Amendments”) as follows:

a.	to cancel the amount of undeclared dividends in respect of the Series A Preferred Stock that is accumulated but undeclared on or prior to the effective date of the filing of the articles of amendment (the “Articles of Amendment”) to the Company’s Amended and Restated Charter, as amended, implementing the Proposed Amendments;

b.	to reduce the amount payable on the shares of the Series A Preferred Stock in the event of the Company’s liquidation, dissolution and winding up or upon the optional redemption of the Series A Preferred Stock to an amount equal to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company, or redemption of the shares;

c.	to reduce the dividend rate payable on the shares of Series A Preferred Stock from 9% per annum to 5% per annum;

d.	to change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid; and

e.	to eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock or stock ranking in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock; and

2	To consider and vote on a proposal to adjourn the Shareholders Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the Shareholders Meeting, in person or by proxy, and entitled to vote, to approve the Proposed Amendments.

Our board of directors recommends that holders of our common stock vote “FOR” the approval of all of the proposals. Because certain of the members of our board of directors own shares of the Series A Preferred Stock our board of directors is not making any recommendation to the holders of the Series A Preferred Stock on how those shareholders should vote on any of the Proposed Amendments. Two of our directors that own shares of Common Stock but not any shares of Series A Preferred Stock met without the participation of all of the other directors to consider the Proposed Amendments and have approved the Proposed Amendments and recommend that the holders of the Series A Preferred Stock vote “FOR” each of the Proposed Amendments.

For information on how to vote in person at the Shareholders Meeting, please see the section entitled “Introduction and General Information” beginning on the first page of the Proxy Statement.

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

OF

COMMUNITY FIRST, INC.

TO BE HELD ON

            , 2016

INTRODUCTION AND GENERAL INFORMATION

Solicitation of Proxies

This Proxy Statement is being furnished to the holders of common stock, no par value per share (the “Common Stock”), and holders of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share (the “Series A Preferred Stock”), of Community First, Inc. (the “Company,” “we,” or “us”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) from holders of the outstanding shares of the Common Stock and Series A Preferred Stock of the Company for use at a Special Meeting of Shareholders of the Company to be held at the Operations Building of Community First Bank & Trust located at 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, at 2:00 p.m., local time, on             , 2016, and at any adjournment thereof (the “Shareholders Meeting”). The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement.

The Shareholders Meeting is being held for the following purposes:

1.	to consider and vote on a proposal to amend the Company’s amended and restated charter, as amended (the “Amended and Restated Charter”), to modify the terms of the Series A Preferred Stock (the “Proposed Amendments”) as follows:

a.	to cancel the amount of undeclared dividends in respect of the Series A Preferred Stock that is accumulated but undeclared on or prior to the effective date of the filing of the articles of amendment (the “Articles of Amendment”) to the Company’s Amended and Restated Charter, as amended, implementing the Proposed Amendments;

b.	to reduce the amount payable on the shares of the Series A Preferred Stock in the event of the Company’s liquidation, dissolution and winding up or upon the optional redemption of the Series A Preferred Stock to an amount equal to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company, or redemption of the shares;

c.	to reduce the dividend rate payable on the shares of Series A Preferred Stock from 9% per annum to 5% per annum;

d.	to change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid; and

e.	to eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock or stock ranking in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock; and

2.	to consider and vote on a proposal to adjourn the Shareholders Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies in the event there are insufficient votes present at the Shareholders Meeting, in person or by proxy, and entitled to vote, to approve the Proposed Amendments.

The Board of Directors knows of no other business that will be presented for consideration at the Shareholders Meeting other than the matters described in this Proxy Statement. This Proxy Statement is dated             , 2015. The Notice regarding the availability of proxy materials for the Shareholders Meeting is first being mailed to the shareholders of the Company on or about             , 2015.

Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on             , 2016

Pursuant to the rules enacted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice regarding the Internet availability of the proxy materials to holders of record and beneficial owners, in each case, of the Common Stock and Series A Preferred Stock as of December 15, 2015. All holders of the Common Stock and Series A Preferred Stock will have the ability to access the proxy materials on the website referred to in the Notice [http://www.            .com] or to request to receive a printed set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request receipt of proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following instructions in the Notice.

Record Date and Revocability of Proxies

The Company’s Board of Directors has fixed the close of business on December 15, 2015 as the record date for the determination of holders of Common Stock and Series A Preferred Stock entitled to vote at the Shareholders Meeting. As of such date, the Company will have 10,000,000 shares of Common Stock authorized, of which 3,275,900 shares are expected to be issued and outstanding and 2,500,000 shares of preferred stock, no par value (the “Preferred Stock”), authorized, of which 17,806 shares of Series A Preferred Stock and 890 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) will be issued and outstanding. Holders of Common Stock and Series A Preferred Stock, voting as separate classes, are entitled to one vote on each matter considered and voted upon at the Shareholders Meeting for each share of Common Stock or Series A Preferred Stock, as applicable, held of record at the close of business on December 15, 2015. Holders of the Series B Preferred Stock do not have a right to vote upon the proposals to be considered and voted upon at the Shareholders Meeting.

Our Board of Directors is currently composed of eleven members. Pursuant to the Company’s Amended and Restated Charter, holders of the Series A Preferred Stock and Series B Preferred Stock, voting together, have the right to elect two additional directors to our Board of Directors until all accrued and unpaid dividends on the Preferred Stock for all past dividend periods have been paid in full. Following the sale by the United States Department of Treasury (the “Treasury”) of all of the shares of the Company’s Series A Preferred Stock and Series B Preferred Stock owned by it in April 2014, certain unaffiliated third party investors as well as directors and executive officers of the Company currently hold all of the Company’s outstanding Series A Preferred Stock and Series B Preferred Stock and have not notified the Company of any intent to exercise this right.

You can vote either in person by attending the Shareholders Meeting or by proxy without attending the Shareholders Meeting. Only holders of the Common Stock or Series A Preferred Stock as of the record date are entitled to attend the Shareholders Meeting, and each such shareholder, or duly authorized representative of a shareholder, must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the record date and in the case of an authorized representative of a shareholder, evidence reasonably satisfactory to the Company, of such person’s authority. Holders of the Common Stock and the Series A Preferred Stock as of the record date have the following options to vote by proxy:

1.	By Internet: go to [https://www. .com]; or

2.	By phone: 1-800- - (toll-free); or

3.	By mail: fill out the proxy card sent to you if you requested one, date and sign it, and return it in the accompanying envelope.

Any shareholder who has given a proxy may revoke it at any time prior to its exercise at the Shareholders Meeting by (a) giving written notice to the Secretary of the Company, (b) properly submitting to the Secretary of the Company a duly executed proxy bearing a later date, or (c) appearing in person at the Shareholders Meeting and voting in person. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401, Attention: Tracy Rinks, Secretary.

Quorum and Shareholder Vote Required

A quorum will be present at the meeting if at least 1,637,951 shares of Common Stock and 8,904 shares of Series A Preferred Stock are represented in person or by valid proxy at the Shareholders Meeting, which is a majority of each of the Company’s outstanding shares of Common Stock and Series A Preferred Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and amended and restated bylaws, as amended (the “Amended and Restated Bylaws”), the aggregate number of votes entitled to be cast by all holders of a class of the Company’s capital stock entitled to vote on the Proposed Amendments present in person or represented by proxy at the Shareholders Meeting, whether those shareholders vote “for,” “against” or “abstain” from voting, will be counted as present for purposes of determining whether a quorum is present.

Broker Proxies. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. If your broker does not receive instructions from you, your broker may not vote on any of the proposals subject to consideration at the Shareholders Meeting. Brokers are not permitted to vote on any of the proposals that are being voted on at the Shareholders Meeting without instructions from the beneficial owners of those shares.

Vote Required for Proposed Amendments. Holders of the Common Stock and the Series A Preferred Stock are each entitled to vote on each of the Proposed Amendments. Each of the Proposed Amendments will be approved if (i) the holders of 66 2/3% of the outstanding shares of the Series A Preferred Stock vote in favor of the Proposed Amendments and (ii) the number of shares of Common Stock voted in favor of the Proposed Amendments exceed the number of shares of Common Stock voted against the Proposed Amendments.

A properly executed proxy of a holder of the Series A Preferred Stock marked “ABSTAIN” with respect to one or more of the Proposed Amendments will not be voted on the Proposed Amendments although it will be counted in determining whether there is a quorum. Because each of the Proposed

Amendments must be approved by holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock, an abstention by a holder of the Series A Preferred Stock will have the effect of a vote against the Proposed Amendments. A properly executed proxy of a holder of the Common Stock marked “ABSTAIN” with respect to the Proposed Amendments will not be voted on the Proposed Amendments, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on one or more of the Proposed Amendments will have no effect on whether the Proposed Amendments are approved by the holders of the Common Stock.

Vote Required to Approve the Proposal to Adjourn the Shareholders Meeting. The approval to adjourn the Shareholders Meeting will be approved if the number of shares of Common Stock and Series A Preferred Stock voted in favor of the proposal exceed the number of shares of that class voted against the proposal. A properly executed proxy marked “ABSTAIN” with respect to such proposal will not be voted on the proposal, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, abstaining from voting on the proposal to adjourn the Shareholders Meeting in certain circumstances will have no effect on whether the proposal is approved.

Action to be Taken Under the Proxy

Proxies in the form that accompanies this Proxy Statement that are properly executed and returned will be voted at the Shareholders Meeting in accordance with the directions on such proxies. If no directions are specified, such proxies will be voted (a) “FOR” approval of the Proposed Amendments and “FOR” approval of the proposal to adjourn the Shareholders Meeting if necessary to allow time for further solicitation of proxies.

Dissenters’ Rights

Tennessee law permits holders of the Series A Preferred Stock to dissent from the Proposed Amendments and to have the fair value of their stock paid to them in cash. To do this, a holder of Series A Preferred Stock must follow certain procedures, including filing certain notices with the Company and refraining from voting the shareholder’s shares of Series A Preferred Stock in favor of the Proposed Amendments. Holders of Series A Preferred Stock who do not vote in favor of (or who abstain from voting on) the Proposed Amendments, and who perfect their dissenters’ rights by complying with the provisions of Chapter 23 of the Tennessee Business Corporation Act (the “TBCA”), will have the right to receive a cash payment for the “fair value” of their shares of the Series A Preferred Stock as determined in accordance with Chapter 23 of the TBCA.

In order to perfect dissenters’ rights with respect to the Proposed Amendments, a holder of Series A Preferred Stock must (1) deliver to the Company, before the vote to approve the Proposed Amendments is taken, written notice of his, her or its intent to demand payment for his, her or its shares of Series A Preferred Stock if the Proposed Amendments are approved and the Company files articles of amendment to the Amended and Restated Charter (the “Articles Amendment”) effecting the Proposed Amendments with the Secretary of State of the State of Tennessee; and (2) not vote, or cause or permit to be voted, any of such shareholder’s shares of the Series A Preferred Stock in favor of the Proposed Amendments. Within 10 days after the filing of the Articles of Amendment, the Company must send to each of the holders of the Series A Preferred Stock who has perfected dissenters’ rights in accordance with the steps disclosed above, a written dissenters’ notice and form setting forth instructions for receipt and payment of their shares of the Series A Preferred Stock. Upon receipt of such notice and form, dissenting shareholders will become entitled to receive payment of their shares of the Series A Preferred Stock when they: (1) demand payment; (2) certify that they received their shares prior to the date of the first public announcement by the Company of the Proposed Amendments; and (3) deposit with the Company certificates representing their shares of the Series A Preferred Stock in accordance with the instructions set forth in the notice.

Any holder of Series A Preferred Stock contemplating the exercise of dissenters’ rights should carefully review Chapter 23 of the TBCA, a copy of which is attached to this Proxy Statement as Appendix B. A holder of the Series A Preferred Stock who fails to comply with all requirements of Chapter 23 of the TBCA will forfeit such shareholders’ dissenters’ rights with respect to the Proposed Amendments.

In general, any dissenting shareholder who perfects his or her right to be paid the “fair value” of the holder’s Series A Preferred Stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of any cash.

Holders of the Company’s Common Stock will not be entitled to dissenters’ rights in connection with the Proposed Amendments. Nor will holders of the Series B Preferred Stock.

This summary is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 23 of the TBCA, the full text of which appears as Appendix B of this Proxy Statement.

Proxy Solicitation

Although the Company does not currently plan to engage a proxy solicitation firm in connection with the Shareholders Meeting, the Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock and Series A Preferred Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

Interests of the Company’s Directors and Executive Officers in the Proposed Amendments

As set forth in the table appearing on page 7 of this Proxy Statement, all of the Company’s directors and executive officers other than Bernard Childress and Stephen F. Walker own shares of the Series A Preferred Stock, and all of the Company’s directors other than Martin Maguire own shares of the Company’s Common Stock. Jon Thompson and Jim Bratton are the only executive officers of the Company who own shares of the Company’s Common Stock. If the Proposed Amendments are approved, the directors and executive officers that own shares of the Series A Preferred Stock will have the rights and preferences of their shares of the Series A Preferred Stock modified in the same way as all of the other holders of the Series A Preferred Stock. As described below under the section titled “Proposals 1-5 – Amendment to the Company’s Amended and Restated Charter”, the holders of the Company’s Common Stock will benefit from the Proposed Amendments. Each of the Company’s directors and executive officers that owns shares of the Company’s Common Stock will benefit equally from the Proposed Amendments with all of the other holders of the Common Stock in proportion to their pro rata ownership of the Common Stock.

Independent Registered Public Accounting Firm

It is anticipated that a representative of HORNE, LLP, the Company’s independent registered public accounting firm, will be present at the Shareholders Meeting to respond to appropriate questions. Such representative will have an opportunity to make a statement at the Shareholders Meeting if the representative desires to do so.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups beneficially owning more than 5% of the Company’s Common Stock are required under federal securities laws to file certain reports with the Securities and Exchange Commission (“SEC”) detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the Common Stock as of the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Common Stock Outstanding

Eslick E. Daniel, MD 501 S. James M. Campbell Blvd. Columbia, TN 38401	214,332	(b)	6.54%

Ruskin Alexander Vest 1101 Nashville Highway, Suite 3 Columbia, TN 38401	170,229		5.20%

(a)	For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.
(b)	Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel Family Partnership, L.P. for which Dr. Daniel serves as the general partner and has sole voting and dispositive power over the shares, 7,070 shares held by various relatives for whom Dr. Daniel serves as custodian, 40,320 shares held by various trusts for which Dr. Daniel serves as trustee, and options to purchase 1,200 shares of the Common Stock. Dr. Daniel’s son, Robert E. Daniel is also a director of the Company, and he beneficially owns 19,439 shares of Common Stock.

The following table sets forth, as of the record date, certain information known to the Company as to the Common Stock and the Series A Preferred Stock beneficially owned by each of the Company’s directors, executive officers identified in the Summary Compensation Table appearing in the Company’s proxy statement for the Company’s annual meeting of shareholders filed with the SEC on April 2, 2015 and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Community First, Inc., 501 South James M. Campbell Boulevard, Columbia, Tennessee 38401. None of our directors or executive officers own shares of the Series B Preferred Stock.

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership of Common Stock(1)		Shares of Common Stock Acquirable in 60 days(14)	Percent of Outstanding Common Stock	Amount and Nature of Beneficial Ownership of Series A Preferred Stock	Shares of Series A Preferred Stock Acquirable in 60 Days	Percent of Outstanding Series A Preferred Stock
Eslick E. Daniel, MD	Director, Chairman of the Board of Directors	214,332	(2)	1,200	6.54%	3,259	—	18.30%
Vasant Gopal Hari	Director	9,078	(3)	1,200	*	127	—	*
W. Roger Witherow	Director	23,928	(4)	1,200	*	284	—	1.59%
Martin Maguire	Director	—		—	—	49	—	*
Dinah C. Vire	Director	42,165	(5)	1,200	1.29%	295	—	1.66%
Bernard Childress	Director	5,240	(6)	1,200	*	—	—	*
Randy A. Maxwell	Director	19,512	(7)	1,200	*	297	—	1.67%
Stephen F. Walker	Director	22,707	(8)	1,200	*	—	—	*
Michael D. Penrod	Director	20,166	(9)	—	*	421	—	2.36%
Robert E. Daniel	Director	19,439	(10)	—	*	2,391	—	13.43%
Ruskin A. Vest, Jr.	Director	170,229		—	5.20%	2,723	—	15.29%
Louis E. Holloway	President and Chief Executive Officer of the Company and of the Bank	4,500	(11)	4,500	*	134	—	*
Jon Thompson	Senior Vice President and Chief Financial Officer of the Company and of the Bank	1,253	(12)	1,000	*	117	—	*
J. Elaine Chaffin	Senior Vice President and Chief Risk Manager of the Company and of the Bank	—		—	—	41	—	*
James A. Bratton	Senior Vice President and Chief Credit Officer of the Company and of the Bank	5,590	(13)	3,050	*	102	—	*
All executive officers and directors as a group (15 persons)	—	558,139		16,950	16.95%	10,240	—	57.51%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock and Series A Preferred Stock.
(1)	For the purpose of computing the amount of shares owned by each beneficial owner, shares subject to stock options presently exercisable or which will be exercisable within sixty (60) days of December 15, 2015 held by such beneficial owner are deemed outstanding. Such shares are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.
(2)

Includes 9,246 shares of Common Stock owned by Dr. Daniel’s spouse, 101,002 shares held by the Daniel Family Partnership, L.P. for which Dr. Daniel serves as the general partner and has sole voting and dispositive power over the shares, 7,070 shares held by various relatives for whom Dr. Daniel serves as custodian, 40,320 shares held by various trusts for which Dr. Daniel serves as trustee, and options to purchase 1,200 shares of Common Stock.
(3)	Includes 2,828 shares of Common Stock owned by Mr. Hari’s spouse and options to purchase 1,200 shares of Common Stock.
(4)	Includes 7,743 shares of Common Stock held in an IRA owned by Mr. Witherow’s spouse and options to purchase 1,200 shares of Common Stock.
(5)	Includes 30,250 shares held by a trust for which Ms. Vire serves as trustee and options to purchase 1,200 shares of Common Stock.
(6)	Includes options to purchase 1,200 shares of Common Stock.
(7)	Includes 1,008 shares of Common Stock owned by Mr. Maxwell’s children and options to purchase 1,200 shares of Common Stock. 17,104 shares of Common Stock beneficially owned by Mr. Maxwell have been pledged to the Bank as security for a personal loan in the ordinary course of business.
(8)	Includes 5,996 shares of Common Stock, which represents Mr. Walker’s share of Walker Family Partnership and options to purchase 1,200 shares of Common Stock. 5,000 shares of Common Stock beneficially owned by Mr. Walker have been pledged to the Bank as security for a personal loan in the ordinary course of business.
(9)	Includes 403 shares of Common Stock, which represents Mr. Penrod’s share of Craneworks LLC. 6,000 shares of Common Stock beneficially owned by Mr. Penrod have been pledged to the Bank as security for a commercial line of credit in the ordinary course of business.
(10)	Includes 3,670 shares of Common Stock owned by Mr. Daniel’s spouse, 8,734 shares held by the Fletcher Ewing Daniel Trust, for which Mr. Daniel serves as trustee, but does not include Mr. Daniel’s interest in 101,002 shares held by the Daniel Family Partnership, L.P. for which Mr. Daniel does not have voting or dispositive power over the shares.
(11)	Includes options to purchase 4,500 shares of Common Stock.
(12)	Includes options to purchase 1,000 shares of Common Stock.
(13)	Includes 1,212 shares of Common Stock held in an IRA owned by Mr. Bratton’s spouse and options to purchase 3,050 shares of Common Stock.
(14)	Represents options that could be exercised to purchase Common Stock at December 15, 2015 or within 60 days thereafter, which are included within the Amount and Nature of Beneficial Ownership of Common Stock column.

PROPOSALS 1 - 5: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER

Background

In February 2009, the Company issued 17,806 shares of Series A Preferred Stock to the Treasury in connection with its participation in the Capital Purchase Program component of the Treasury’s Troubled Assets Relief Program. In connection with that transaction, the Company also issued 890 shares of Series B Preferred Stock to the Treasury. In connection with those offerings, the Company amended its Amended and Restated Charter to state the rights and other terms associated with the Series A Preferred Stock and Series B Preferred Stock. The Series A Preferred Stock includes various provisions entitling the holders thereof to certain rights, including the following:

•	the right to receive cumulative dividends in respect of the outstanding shares of Series A Preferred Stock at a rate per annum equal to 5% for the first five years following the issuance of the shares and 9% per annum thereafter, which dividends accumulate whether or not declared by the Company’s board of directors but are only payable when, and if, declared;

•	the right, along with the holders of the Series B Preferred Stock, to elect two directors to the Company’s board of directors in the event that the Company failed to pay more than six quarterly dividend payments; and

•	restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, the Common Stock or any other series of stock ranking junior to or in parity with the Series A Preferred Stock prior to paying accumulated but undeclared dividends in arrears or distributions on the Series A Preferred Stock.

In April 2014, the Treasury auctioned off all of the shares of Series A Preferred Stock and Series B Preferred Stock owned by it in a modified Dutch auction. The clearing price for the Series A Preferred Stock was $300.50 per share and the clearing price for the Series B Preferred Stock was $521.75 per share. The sale of the shares was to third party investors not affiliated with the Company as well as certain directors and executive officers of the Company. The Company’s directors and executive officers acquired 7,004 shares of the Series A Preferred Stock in Treasury’s initial auction. In January 2015, certain of the Company’s directors and executive officers acquired an additional 2,000 shares of the Series A Preferred Stock from certain of the purchasers that acquired the shares from the Treasury in the initial auction, and in April 2015 certain of these individuals acquired an additional 1,403 shares of the Series A Preferred Stock. As a result of these acquisitions, the Company’s directors and executive officers own as of the date of this proxy statement approximately 57.5% of the outstanding shares of the Series A Preferred Stock. The Company is aware that other individual investors that reside in Tennessee, but who are not related to the Company’s directors and executive officers, have acquired 1,665 shares of the Series A Preferred Stock. The directors and executive officers of the Company that have acquired shares of the Series A Preferred Stock are not a party to any written agreement among themselves or with any other holder of the Series A Preferred Stock that requires those individuals to vote the shares of Series A Preferred Stock owned by them in any particular manner or in the manner of any other holder of the Series A Preferred Stock. Nonetheless, the Company believes that the directors and executive officers of the Company that own shares of the Series A Preferred Stock are likely to vote in favor of the Proposed Amendments. If the other individuals that own shares of the Series A Preferred Stock also voted in favor of the Proposed Amendments, the Proposed Amendments would be approved by the requisite vote of the holders of the Series A Preferred Stock required by the Amended and Restated Charter even if those entities that hold shares of the Series A Preferred Stock do not vote in favor of the Proposed Amendments.

At the request of the Federal Reserve Bank of Atlanta (the “FRB-Atlanta”), the board of directors of the Company, on January 18, 2011, adopted a board resolution agreeing that the Company would not incur additional debt, pay common or preferred dividends, or redeem treasury stock without approval from the FRB-Atlanta. The board resolution was replaced by a written agreement that the Company entered into with the FRB-Atlanta on April 19, 2012 (the “Written Agreement”), the terms of which similarly prohibit the Company from incurring debt, paying dividends or interest or redeeming shares of its capital stock. Subsequent to adopting the board resolution, the Company requested permission to make dividend payments on the Series A Preferred Stock and the Series B Preferred Stock that were scheduled for the first quarter of 2011. The FRB-Atlanta granted permission to pay the dividends on the Series A Preferred Stock and the Series B Preferred Stock that were due on February 15, 2011, but denied permission to make interest payments due in the first quarter of 2011 on the Company’s $23.0 million in aggregate principal amount of subordinated debentures that had been issued by the Company in connection with three separate trust preferred offerings previously conducted by the Company.

As a result of the FRB-Atlanta’s decision, the Company was required to begin the deferral of interest payments on each of its three issues of subordinated debentures during the first quarter of 2011. The Company has the right to defer the payment of interest on the subordinated debentures at any time, for a period not to exceed 20 consecutive quarters. During the period in which it is deferring the payment of interest on its subordinated debentures, the Company may not pay any dividends on its Common Stock or Preferred Stock, including the Series A Preferred Stock or Series B Preferred Stock. Accordingly, the Company suspended the declaration and payment of dividend payments on the Series A Preferred Stock and the Series B Preferred Stock beginning in the second quarter of 2011, which suspension has continued to the date of this proxy statement. The Company will reach 20 consecutive quarters of deferred interest payments on its subordinated debentures during the first quarter of 2016 and if the deferred interest payments are not paid in full prior to that time the Company will be in default under the related indentures, and the holders of the trust preferred securities issued in connection therewith could declare a default and cause the acceleration of all of the indebtedness thereunder.

The Company and its bank subsidiary, Community First Bank & Trust (the “Bank”), have entered into discussions with the Company’s and the Bank’s regulators to secure permission to pay the deferred interest payments on the Company’s subordinated debentures with available cash of the Company and the proceeds of a dividend from the Bank to the Company prior to the Company being in default, and the Company and the Bank have received all necessary regulatory approvals to pay the deferred interest on the subordinated debentures and intend to make these payments in the fourth quarter of 2015. The Company intends to utilize available cash and the proceeds of a dividend paid to the Company (for which it has received all required regulatory approvals to pay) from the Bank to fund these interest payments. The Company expects that it may be required to begin deferring interest payments on its subordinated debentures again beginning in the first or second quarter of 2016. As of the date of this proxy statement, the Company has $5,419,147 of interest on its subordinated debentures accrued for which payment is being deferred. In addition, as of the date of this proxy statement, the Company has accumulated $6,199,306 in dividends on the Series A Preferred Stock and $473,385 in dividends on the Series B Preferred Stock that have not been declared. At September 30, 2015, the Company’s total shareholders’ equity was approximately $12.2 million, and consisted of $17,806,000 and $890,000 of face amount of Series A Preferred Stock and Series B Preferred Stock, respectively, with a liquidation preference of approximately $23,652,000 and $1,343,000, respectively.

For the last couple of years, the Company’s board of directors has recognized the need to, among other things, enhance the Company’s common equity, and that the Company’s capital structure needed to be restructured to permit the Company to potentially raise additional common equity to support the Company’s continued recovery and fund any future growth. Because of the significant liquidation preference for the Series A Preferred Stock and the Series B Preferred Stock, together with the significant amount of subordinated debentures that the Company has issued, the Company’s Common Stock is essentially worthless in a liquidation and winding up of the Company as of the date of this proxy statement. For that reason, the Company’s ability to raise capital through the issuance of Common Stock is severely limited. As a result, the Company’s board of directors determined that it would be in the best interests of the Company and the holders of the Company’s Common Stock to propose amendments to the terms of the Series A Preferred Stock, that if approved and implemented, would strengthen the Company’s capital structure by increasing the Company’s common equity, increase the value of the Common Stock and improve the Company’s ability to raise capital in a common stock offering if necessary to support future growth.

In making its determination regarding amending the terms of the Series A Preferred Stock in the manner described herein, the Company’s board of directors considered that certain amendments to the rights and privileges of the Series A Preferred Stock are necessary to achieve the goals described in the preceding paragraph. See “Recommendation of the Board of Directors” below, for a discussion of the board of directors’ reasons for adopting the Proposed Amendments to modify the terms of the Series A Preferred Stock.

While the directors and executive officers that have acquired shares of the Series A Preferred Stock were aware that holders of 66 2/3% of the outstanding shares of the Series A Preferred Stock could approve amendments to the terms of the Series A Preferred Stock that were to the detriment of the holders of such shares, and have discussed the possibility of such amendments internally and with the Company’s and the Bank’s primary regulators since before the Treasury auctioned off the shares of Series A Preferred Stock, the Company’s board of directors had taken no formal action to approve such modifications or amendments until it approved the Articles of Amendment that would implement the Proposed Amendments on November 30, 2015.

On November 30, 2015, the Company’s board of directors met to discuss the Proposed Amendments and Articles of Amendment in detail and at that meeting the Company’s board of directors voted to approve the Articles of Amendment and determined that the Articles of Amendment should be proposed to the Company’s shareholders entitled to vote on the Articles of Amendment, and that a special meeting of the Company’s shareholders should be called to consider the Proposed Amendments.

The Company believes that the Proposed Amendments and the Articles of Amendment and actions taken to effect the Proposed Amendments and the Articles of Amendment are permitted under Tennessee law and the Company’s Amended and Restated Charter, and once the Articles of Amendment are effective, the dividends that are accumulated but undeclared in respect of the shares of Series A Preferred Stock on or prior to the effectiveness of the Articles of Amendment will be cancelled. From the date of effectiveness of the Articles of Amendment, the Series A Preferred Stock will no longer accumulate dividends on a periodic basis, as a result of which, the designation of the Series A Preferred Stock will be amended to “Non-Cumulative” instead of “Cumulative” to ensure that investors are not misled as to the accumulation of dividends. In addition, following the effectiveness of the Articles of Amendment the dividend rate on the Series A Preferred Stock will be reduced from the current 9% per annum to 5% per annum and the liquidation preference of the Series A Preferred Stock will be reduced from $1,000 plus accrued but undeclared dividends (totaling $1,348.16 per share as of the date of this Proxy Statement) to $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up.

The Proposed Amendments

The holders of the Common Stock and the holders of Series A Preferred Stock, each voting as a separate class, will be asked to consider and to vote on the following proposals to amend the terms of the Series A Preferred Stock that are set forth in the Company’s Amended and Restated Charter:

1.	cancel the amount of undeclared dividends in respect of the Series A Preferred Stock that is accumulated but undeclared on or prior to the effectiveness of the Proposed Amendments;

2.	reduce the amount payable on the shares of Series A Preferred Stock in the event of the Company’s liquidation, dissolution and winding up or upon the optional redemption of the Series A Preferred Stock to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company, or redemption of the shares;

3.	reduce the dividend rate payable on the shares of Series A Preferred Stock from 9% per annum to 5% per annum;

4.	change the designation of the Series A Preferred Stock from “Cumulative” to “Non-Cumulative” and change the rights of the holders of the Series A Preferred Stock such that dividends or distributions on the Series A Preferred Stock will not accumulate unless declared by the board of directors and subsequently not paid; and

5.	eliminate the restrictions on the Company’s ability to pay dividends or make distributions on, or repurchase, its Common Stock or other junior stock or stock ranking in parity with the Series A Preferred Stock (like the Series B Preferred Stock) prior to paying accumulated but undeclared dividends or distributions on the Series A Preferred Stock; and

If the Proposed Amendment #5 above is approved, subject to certain exceptions, the Company will still be subject to certain restrictions on its ability to redeem or repurchase shares of its Common Stock or other stock ranking in parity with or junior to the Series A Preferred Stock. For instance, the Company would not be able to redeem or repurchase any Common Stock if it did not declare and pay the dividends on the Series A Preferred Stock for the dividend period in which the Common Stock is redeemed or repurchased. However, Proposed Amendment #5 does permit the Company to redeem the Series B Preferred Stock in the quarterly period when the Articles of Amendment become effective without paying any dividends on the Series A Preferred Stock for the dividend period in which the Series B Preferred Stock is redeemed.

If the Proposed Amendments are approved by the holders of Common Stock and the holders of Series A Preferred Stock as described above, the Company intends to file Articles of Amendment that will amend and restate subsection (c) of Article 6 of the Amended and Restated Charter to give effect to the Proposed Amendments. A copy of the amended and restated subsection (c) of Article 6 to the Amended and Restated Charter, which shows the changes that would result from the Proposed Amendments, is attached to this Proxy Statement as Appendix A, with deletions indicated by strikeouts and additions indicated by underlining. The Board of Directors retains discretion under Tennessee law to not implement any of the Proposed Amendments, even if they are approved by the Company’s shareholders entitled to vote thereon, including as a result of the inability of the Company to secure required approvals, if any, or receive sufficient dividends from the Bank to pay dissenters the fair value of their shares.

Certain Effects of the Proposed Amendments

As of the date of this Proxy Statement there are accumulated but undeclared dividends in arrears of $348.16 per share of the Series A Preferred Stock. Once the Articles of Amendment implementing the Proposed Amendments are effective, the dividends that are accumulated but undeclared in respect of the Series A Preferred Stock on or prior to the effectiveness of the Articles of Amendment will be cancelled, and the liquidation preference on the shares of the Series A Preferred Stock will be reduced to the sum of $650 per share plus the amount of any declared and unpaid dividends, without accumulation of any undeclared dividends, to, but excluding the date of liquidation, dissolution or winding up of the Company. The Series A Preferred Stock will no longer accumulate dividends on a periodic basis following the effectiveness of the Articles of Amendment, as a result of which, the designation of the Series A Preferred

Stock will be amended to “Non-Cumulative” instead of “Cumulative” to ensure that investors are not misled as to the accumulation of dividends. From and after the effectiveness of the Articles of Amendment dividends in respect of the Series A Preferred Stock will be paid, when and if declared, at a rate of 5% per annum (rather than 9% per annum) and when and if declared by the Company’s Board of Directors, will be payable on a quarterly basis in arrears.

If the Proposed Amendments are approved and the Articles of Amendment are filed with the Secretary of State, those holders of the Series A Preferred Stock that have not voted in favor of the Proposed Amendments and have otherwise perfected their dissenter’s rights in accordance with Tennessee law will be entitled to receive the “fair value” of their shares paid to them in cash. Because shares of the Series B Preferred Stock currently have accrued but unpaid dividends on those shares the terms of the Series B Preferred Stock restrict the Company’s ability to directly or indirectly purchase, redeem or otherwise acquire for consideration the Series A Preferred Stock without contemporaneously declaring and paying in full (or setting aside for the benefit of such holders) an amount necessary to pay all such accrued and unpaid dividends in full. Accordingly, before the Company may pay any dissenters the fair value of their shares of the Series A Preferred Stock, the Company must also pay the holders of the Series B Preferred Stock the accrued but unpaid dividends on those shares, redeem those shares in full or secure a waiver of the prohibition on making such payment from all of the holders of the Series B Preferred Stock. If the Proposed Amendments are approved and the Articles of Amendment are filed with the Secretary of State to make final the Proposed Amendments, the Company expects that it will redeem the shares of Series B Preferred Stock outstanding as of that date for the full liquidation preference on those shares. As of the date of this Proxy Statement, the total amount of accrued but undeclared dividends on the Series B Preferred Stock was $473,385 and the face value of those shares totals $890,000.

The terms of the Written Agreement prohibit the Company from acquiring the shares of Series A Preferred Stock in connection with a dissenter’s rights proceeding without first obtaining the approval of the FRB-Atlanta. The FRB-Atlanta has approved the redemption of the Series A Preferred Stock and Series B Preferred Stock at $600 per share and the full liquidation amount, respectively. Payments in excess of those amounts would require further approval of the FRB-Atlanta if the Written Agreement has not been terminated (or, if terminated, has been replaced with a similar informal action) prior to the payment of the amounts owed.

Recommendation of the Board of Directors

The Company’s board of directors believes that the Proposed Amendments will provide the Company with greater flexibility in recapitalizing and improving its balance sheet by reducing the amount of accumulated but undeclared dividends in arrears on the Series A Preferred Stock and as a result will increase the Company’s ability to raise common equity capital in the future to support any growth the Company may in the future experience. Moreover, the Proposed Amendments, if approved, will improve the Company’s leverage ratio and other capital ratios and result in a larger percentage of the Company’s capital consisting of the common equity preferred by its regulators.

The Company’s Board of Directors recommends that the holders of the Common Stock vote “FOR” the Proposed Amendments, but is not making any recommendation as to whether holders of the Series A Preferred Stock should vote for the Proposed Amendments. Certain members of the Company’s Board of Directors own shares of the Series A Preferred Stock and as a result will be impacted by the modifications to those shares that would result from the Proposed Amendments. Many of these directors also own shares of the Common Stock, and like all holders of the Common Stock, these directors will be the beneficiaries of the reallocation of the liquidation preference and accrued but undeclared dividends to the holders of the Common Stock. For this reason, these directors are not making any recommendation to the holders of the Series A Preferred Stock on how those shareholders should vote on the Proposed Amendments. Two of the Company’s directors, Bernard Childress and Stephen Walker, do not own any shares of the Series A Preferred Stock, (though they do own shares of the Common Stock) and both of those individuals, after deliberating on the merits of the Proposed Amendments without the participation of the other members of the Board of Directors, have determined that the Proposed Amendments are desirable and in the best interest of the Company and have recommended that the holders of the Series A Preferred Stock vote “FOR” the Proposed Amendments. In considering the Proposed Amendments, holders of the Series A Preferred Stock should consider the circumstances surrounding the Proposed Amendments, including the background of the Proposed Amendments, the conflicts of interest inherent therein and the lack of a recommendation by the Company’s full Board of Directors as to how the holders of the Series A Preferred Stock should vote.

Voting by Certain Shareholders

As described above, certain of the Company’s directors and executive officers own approximately 57.5% of the Series A Preferred Stock. In addition, the Company is aware that other individual shareholders that reside in Tennessee own an additional 9.35% of the Series A Preferred Stock. Accordingly, if the Company’s directors and executive officers that own shares of the Series A Preferred Stock and those other residents of Tennessee vote in favor of the Proposed Amendments, then the Proposed Amendments will be approved.

PROPOSAL 6: ADJOURNMENT OF SPECIAL MEETING

Holders of the Common Stock and the Series A Preferred Stock are being asked to approve a proposal that will give the Company’s Board of Directors authority to adjourn the Shareholders Meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the Proposed Amendments at the time of the Shareholders Meeting. If this proposal is approved, the Shareholders Meeting could be adjourned to any date. If the Shareholders Meeting is adjourned, stockholders of the Company who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the adoption of the Proposed Amendments but do not indicate a choice on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. But if you indicate that you wish to vote against the adoption of the Proposed Amendments, your shares will only be voted in favor of the adjournment proposal if you indicate that you wish to vote in favor of that proposal.

The proposal to allow for the adjournment of the Shareholders Meeting will be approved if the number of shares of Common Stock and Series A Preferred Stock, voting as separate classes, voted in favor of the proposal exceeds the number of shares voted against the proposal.

The Company’s Board of Directors unanimously recommends that you vote “FOR” the adjournment of the Shareholders Meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the Proposed Amendments at the time of the Shareholders Meeting.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the Proposed Amendments. This summary addresses only shareholders who hold shares of the Company’s Common Stock or Preferred Stock as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The following is not an exhaustive discussion of all possible U.S. federal income tax considerations relating to the Proposed Amendments. It does not address shareholders subject to special rules, such as financial institutions, real estate investment trusts, regulated investment companies, tax-exempt organizations, insurance companies, partnerships, dealers in securities, traders who elect to use the mark-to-market method of accounting, mutual funds, qualified retirement plans, individual retirement accounts, shareholders who are not U.S. persons for federal income tax purposes, shareholders who hold shares of the Common Stock or Preferred Stock as part of a straddle, hedge or conversion transaction, shareholders who are subject to the alternative minimum tax provisions of the Code and shareholders who acquired their shares of Common Stock or Preferred Stock pursuant to the exercise of employee stock options or otherwise as compensation for services. In addition, it does not address tax consequences under state, local, foreign or other laws.

This summary is based upon provisions of the Code and Treasury regulations, published Internal Revenue Service (the “IRS) rulings and judicial decisions as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. The Company has not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the consequences of the Proposed Amendments. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. Each shareholder is advised to consult his, her or its own tax advisor as to the tax consequences of the Proposed Amendments.

Material Tax Consequences of the Proposed Amendments to Holders of Preferred Stock

The Proposed Amendments are intended to constitute a reorganization within the meaning of Section 368 of the Code. The Proposed Amendments may also qualify as a tax-free exchange under Section 1036 of the Code. Accordingly, the Company will not recognize any gain or loss as a result of the Proposed Amendments, and a holder of the Company’s Preferred Stock (whether Series A Preferred Stock or Series B Preferred Stock) should not recognize any gain or loss as a result of the Proposed Amendments. A holder’s aggregate tax basis in its post-amendment shares of the Preferred Stock should be equal to its aggregate tax basis in its pre-amendment shares of the Preferred Stock, and the holding period of its post-amendment shares of the Preferred Stock received should include the holding period of its pre-amendment shares of the Preferred Stock.

Material Tax Consequences of the Proposed Amendments to Holders of Common Stock

In general, gross income does not include a distribution of stock of a corporation made by the corporation to its stockholders with respect to its stock. This rule does not apply to a distribution (including a deemed distribution) of stock if such distribution (or a series of distributions in which it is included) results in the receipt of property (other than stock of the corporation but including cash) by certain stockholders, on the one hand, and an increase in the proportionate interests of other stockholders in the assets or earnings and profits of the corporation, on the other. It is possible that the Proposed Amendments, by cancelling accumulated but undeclared dividends in arrears on, and further reducing the liquidation preference of, the Series A Preferred Stock, may result in a deemed distribution to holders of the Common Stock pursuant to this rule or otherwise. Any such deemed distribution would normally be treated first as a dividend to the extent of a shareholder’s ratable share of the Company’s undistributed current or accumulated earnings and profits, then as a tax-free return of capital to the extent of the shareholder’s aggregate adjusted tax basis in their shares, and any remaining gain would be treated as capital gain. If a holder of the Common Stock has held such shares for longer than one year, such capital gain would be long-term capital gain. For U.S. persons who are not corporations, long-term capital gains are subject to tax at lower rates.

The Company intends to take the position that there is no deemed distribution to holders of the Common Stock as a result of the Proposed Amendments and, thus, that there are no US federal income tax consequences to holders of the Common Stock as a result of the Proposed Amendments. There can be no assurance, however, that the IRS will agree with this position.

THE COMPANY’S SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE PROPOSED AMENDMENTS IN LIGHT OF SUCH SHAREHOLDER’S SPECIFIC CIRCUMSTANCES.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The Company’s SEC filings are also available over the Internet at the SEC’s website at www.sec.gov. The SEC’s website is included in this Proxy Statement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this Proxy Statement and should not be considered to be part of this Proxy Statement unless such information is otherwise specifically referenced elsewhere in this Proxy Statement. You may also read and copy any document the Company files at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. The Company makes available free of charge through its website its annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is filed with or furnished to the SEC. The Company’s website address is www.cfbk.com. The Company’s website address is provided as an inactive textual reference only. Information contained on or accessible through the Company’s website is not part of this Proxy Statement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this Proxy Statement.

The Company “incorporates by reference” into this Proxy Statement, which means the Company can disclose important information to you by referring you specifically to those documents. This means that the information incorporated by reference is deemed to be part of this Proxy Statement unless superseded by information contained directly in this Proxy Statement. The Company incorporates by reference the information listed below, which the Company has already filed with the SEC:

1. The Company’s audited consolidated financial statements appearing in Part I, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 (the “2015 Form 10-K”);

2. The information appearing in Part I, Item 7 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 7A titled “Quantitative and Qualitative Disclosure About Market Risk” of the 2015 Form 10-K;

3. The Company’s unaudited consolidated financial statements appearing in Part I, Item 1 of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 14, 2015, August 7, 2015 and November 13, 2015, respectively; and

4. The information appearing in Part I, Item 2 titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part I, Item 3 titled “Quantitative and Qualitative Disclosures About Market Risk” of the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 14, 2015, August 7, 2015 and November 13, 2015.

The above-described information has been made available to the Company’s shareholders on the Internet at the website                     . Moreover, shareholders may request a copy of this information, which will be provided to the shareholders at no cost, by writing or telephoning the Company using the following contact information:

Community First, Inc.

501 South James M. Campbell Boulevard

Columbia, Tennessee 38401

Attention: Ashlee Pope

Telephone: (931) 380-2265

SHAREHOLDER PROPOSALS

A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company’s annual meeting of shareholders in 2016 and received at the Company’s executive offices no later than December 3, 2015 will be included in the Company’s proxy statement and form of proxy relating to such annual meeting.

In addition, the Company’s Amended and Restated Bylaws contain an advance notice provision that provides that for a shareholder proposal to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the Secretary of the Company no later than December 3, 2015 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act of 1934. In the event that a shareholder proposal intended to be presented for action at the next annual meeting is not received prior to December 3, 2015, proxies solicited by the Board of Directors in connection with the annual meeting will be permitted to use their discretionary voting authority with respect to the proposal, whether or not the proposal is discussed in the proxy statement for the annual meeting.

OTHER MATTERS

Management of the Company does not know of any matters to be brought before the Shareholders Meeting other than those described in this Proxy Statement. If any other matters properly come before the Shareholders Meeting, the persons named as proxies in the enclosed form of proxy and acting there under will vote on such matters in accordance with the recommendation of the Board of Directors.

ADDITIONAL INFORMATION

All shareholders of record on the record date will receive a one-page Notice in the mail regarding the internet availability of the proxy materials for the Shareholders Meeting. All shareholders will have the ability to access the proxy materials and the information incorporated by reference herein on the website referred to in the Notice or to request to receive a printed copy of the proxy materials and the information incorporated by reference herein. The Annual Report to Shareholders is not part of the proxy materials. Any shareholder who desires a copy of our 2014 Annual Report to Shareholders or our 2015 Form 10-K, as filed with the SEC, may obtain a copy without charge by visiting [http://www.            .com].

Appendix A

ARTICLES OF AMENDMENT TO THE

AMENDED AND RESTATED CHARTER

OF

COMMUNITY FIRST, INC.

In accordance with the provisions of Sections 48-16-102 and 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Charter (the “Charter”):

1. The name of the Corporation is Community First, Inc.

2. Article 6 of the Charter is amended by ~~adding the following new~~replacing the existing subsection (c) ~~to~~of Article 6 ~~stating the number, designation, relative rights, preferences and limitations of a new series of preferred stock as fixed by the board of directors, which section shall read~~ in its entirety ~~as~~with the follow~~s~~ing:

“(c) Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A

Part 1. Designation and Number of Shares. There is hereby created out of the authorized and unissued shares of preferred stock of the Issuer a series of preferred stock designated as the “Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A” (the “Designated Preferred Stock”). The authorized number of shares of Designated Preferred Stock shall be 17,806.

Part 2. Standard Provisions. The Standard Provisions contained in Schedule A attached hereto are incorporated herein by reference in their entirety and shall be deemed to be a part of these Articles of Amendment to the same extent as if such provisions had been set forth in full herein.

Part. 3. Definitions. The following terms are used in these Articles of Amendment (including the Standard Provisions in Schedule A hereto) as defined below:

(a) “Common Stock” means the common stock, no par value per share, of the Issuer.

(b) “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year.

(c) “Issuer” means Community First, Inc., a Tennessee corporation.

(~~c~~d) “Junior Stock” means the Common Stock and any other class or series of stock of the Issuer the terms of which expressly provide that it ranks junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer.

(~~d~~e ) “Liquidation Amount” means $~~1,000~~650 per share of Designated Preferred Stock.

~~(e) “Minimum Amount” means $4,451,500.~~

(f) “Parity Stock” means any class or series of stock of the Issuer (other than Designated Preferred Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to Designated Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Issuer (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

~~(g) “Signing Date” means the Original Issue Date.~~

Part. 4. Certain Voting Matters. Holders of shares of Designated Preferred Stock will be entitled to one vote for each such share on any matter on which holders of Designated Preferred Stock are entitled to vote, including any action by written consent.

3. Except as amended by these Articles of Amendment, the Charter of the Corporation shall remain in full force and effect.

4. These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on ~~February 17~~November 30, 20~~09~~15 ~~without~~and by the requisite vote of the Company’s shareholders ~~approval as no such approval was required~~on                     , 2016.

5. These Articles of Amendment of the Charter of the Corporation will be effective as of ~~8:00~~    :     a.m./p.m. Central Standard Time on ~~February 27~~                     , 20~~09~~16.

Date: ~~February 26~~                    , 20~~09~~16

COMMUNITY FIRST, INC.

Name:	~~Marc R. Lively~~Louis E. Holloway
Title:	President and Chief Executive Officer

Schedule A

STANDARD PROVISIONS

Section 1. General Matters. Each share of Designated Preferred Stock shall be identical in all respects to every other share of Designated Preferred Stock. The Designated Preferred Stock shall be perpetual, subject to the provisions of Section 5 of these Standard Provisions that form a part of the Certificate of Designations. The Designated Preferred Stock shall rank equally with Parity Stock and shall rank senior to Junior Stock with respect to the payment of dividends and the distribution of assets in the event of any dissolution, liquidation or winding up of the Issuer.

Section 2. Standard Definitions. As used herein with respect to Designated Preferred Stock:

(a) “Applicable Dividend Rate” means ~~(i) during the period from the Original Issue Date to, but excluding, the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date,~~ 5% per annum ~~and (ii) from and after the first day of the first Dividend Period commencing on or after the fifth anniversary of the Original Issue Date, 9% per annum~~.

(b) “Appropriate Federal Banking Agency” means the “appropriate Federal banking agency” with respect to the Issuer as defined in Section 3(q) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(q)), or any successor provision.

(c) “Articles of Amendment” means the Articles of Amendment filed with the Secretary of State of the State of Tennessee by Community First, Inc. creating the Designated Preferred Stock.

(d) “Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Issuer’s stockholders.

(e) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

(f) “Bylaws” means the bylaws of the Issuer, as they may be amended from time to time.

(g) “Certificate of Designations” means the Articles of Amendment, of which these Standard Provisions form a part, as it may be amended from time to time.

(h) “Charter” means the Issuer’s certificate or articles of incorporation, articles of association, or similar organizational document.

(i) “Charter Amendment Date” means the date that the charter amendment of which these Standard Provisions are a part, amending the terms of Designated Preferred Stock, became effective following filing with the Secretary of State of the State of Tennessee.

(~~i~~j) “Dividend Period” has the meaning set forth in Section 3(a).

(~~j~~k) “Dividend Record Date” has the meaning set forth in Section 3(a).

(~~k~~l) “Liquidation Preference” has the meaning set forth in Section 4(a).

(~~l~~m) “Original Issue Date” means the date on which shares of Designated Preferred Stock ~~are~~were first issued.

(n) “Preferred Director” has the meaning set forth in Section 7(b).

(o) “Preferred Stock” means any and all series of preferred stock of the Issuer, including the Designated Preferred Stock.

~~(o) “Qualified Equity Offering” means the sale and issuance for cash by the Issuer to persons other than the Issuer or any of its subsidiaries after the Original Issue Date of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Issuer at the time of issuance under the applicable risk-based capital guidelines of the Issuer’s Appropriate Federal Banking Agency (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to November 17, 2008).~~

(p) “Standard Provisions” mean these Standard Provisions that form a part of the Certificate of Designations relating to the Designated Preferred Stock.

(q) “Successor Preferred Stock” has the meaning set forth in Section 5(a).

(~~r~~q ) “Voting Parity Stock” means, with regard to any matter as to which the holders of Designated Preferred Stock are entitled to vote as specified in Sections 7(a) and 7(b) of these Standard Provisions that form a part of the Certificate of Designations, any and all series of Parity Stock upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 3. Dividends.

(a) Rate. Holders of Designated Preferred Stock shall be entitled to receive, on each share of Designated Preferred Stock if, as and when declared by the Board of Directors or any duly authorized committee of the Board of Directors, but only out of assets legally available therefor, non-cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Applicable Dividend Rate on ~~(i)~~ the Liquidation Amount per share of Designated Preferred Stock ~~and (ii) the amount of accrued and unpaid dividends for any prior Dividend Period on such share of~~

~~Designated Preferred Stock, if any. Such dividends shall begin to accrue and be cumulative from the Original Issue Date, shall compound on each subsequent Dividend Payment Date (i.e., no dividends shall accrue on other dividends unless and until the first Dividend Payment Date for such other dividends has passed without such other dividends having been paid on such date) and~~. Following the Charter Amendment Date, such dividends, shall be payable quarterly in arrears (but only when, as and if declared by the Board of Directors (or a duly authorized committee of the Board of Directors)) on each Dividend Payment ~~Date, commencing with the first such Dividend Payment Date to occur at least 20 calendar days after the Original Issue~~ Date. In the event that any Dividend Payment Date would otherwise fall on a day that is not a Business Day, the dividend payment due on that date, if paid, will be postponed to the next day that is a Business Day and no additional dividends will accrue as a result of that postponement. The period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date is a “Dividend Period”, provided that the initial Dividend Period ~~shall be the period from~~commenced on and includ~~ing~~ed the Original Issue Date ~~to, but excluding, the next Dividend Payment Date~~.

Dividends that are payable on Designated Preferred Stock in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on Designated Preferred Stock on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividends that are payable on Designated Preferred Stock on any Dividend Payment Date will be payable, if paid, to holders of record of Designated Preferred Stock as they appear on the stock register of the Issuer on the applicable record date, which shall be the 15th calendar day immediately preceding such Dividend Payment Date or such other record date fixed by the Board of Directors or any duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Dividends on shares of Designated Preferred Stock will not be cumulative and will not be mandatory. If, for any reason, the Board of Directors, or any duly authorized committee of the Board of Directors, does not declare a dividend on Designated Preferred Stock in respect of a Dividend Period, then no dividend will be payable or accumulate on the applicable Dividend Payment Date, and such dividends shall cease to accrue and be payable, and the Issuer will have no obligation to pay, and the holders of Designated Preferred Stock shall have no right to receive, any dividend for that Dividend Period or interest with respect to such dividend, whether or not dividends on Designated Preferred Stock or any other series of Preferred Stock or Common Stock are declared for any future Dividend Period. Holders of Designated Preferred Stock shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared by the Board of Directors (or any duly authorized Committee of the Board of Directors) and payable on Designated Preferred Stock as specified in this Section 3 ~~(subject to the other provisions of the Certificate of~~. Notwithstanding the foregoing, dividends that had accumulated but not yet been declared by the Board of Directors as of the Charter Amendment Date shall be cancelled, shall be deemed no longer to be in arrears, and shall not be payable to the holders of shares of the outstanding Designat~~ions~~ed ~~)~~Preferred Stock.

(b) Priority of Dividends. So long as any share of Designated Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends payable solely in shares of Common Stock) or Parity Stock, subject to the immediately following paragraph in the case of Parity Stock, and no Common Stock, Junior Stock or Parity Stock shall be~~, directly or indirectly,~~ purchased, redeemed or otherwise acquired for consideration by the Issuer ~~or any of its subsidiaries unless all accrued and unpaid dividends for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above,~~ directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock or of one share of Parity Stock for or into another share of Parity Stock (with the same or lesser per share liquidation amount) or Junior Stock) in respect of or during a particular Dividend Period as the case may be, unless dividends ~~on~~for such ~~amount),~~Dividend Period on all outstanding shares of Designated Preferred Stock have been or are contemporaneously declared and paid in full (or have been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the holders of shares of Designated Preferred Stock on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business and consistent with past practice; (ii) the acquisition by the Issuer or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Issuer or any of its subsidiaries), including as trustees or custodians; and (iii) the ~~exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the Signing Date or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.~~redemption or other acquisition of the Issuer’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B during the Dividend Period in which the Charter Amendment Date occurs.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period related to such Dividend Payment Date) in full upon Designated Preferred Stock and any shares of Parity Stock, all dividends declared on

Designated Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all ~~accrued~~declared and unpaid dividends per share on the shares of Designated Preferred Stock ~~(including, if applicable as provided in Section 3(a) above, dividends on such amount)~~ and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) (subject to their having been declared by the Board of Directors or a duly authorized committee of the Board of Directors out of legally available funds and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other. ~~If the Board of Directors or a duly authorized committee of the Board of Directors determines not to pay any dividend or a full dividend on a Dividend Payment Date, the Issuer will provide written notice to the holders of Designated Preferred Stock prior to such Dividend Payment Date.~~

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or any duly authorized committee of the Board of Directors may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of Designated Preferred Stock shall not be entitled to participate in any such dividends.

Section 4. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Issuer, whether voluntary or involuntary, holders of Designated Preferred Stock shall be entitled to receive for each share of Designated Preferred Stock, out of the assets of the Issuer or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Issuer, subject to the rights of any creditors of the Issuer, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Issuer ranking junior to Designated Preferred Stock as to such distribution, payment in full in an amount equal to the sum of (i) the Liquidation Amount per share and (ii) the amount of any ~~accrued~~declared and unpaid dividends ~~(including, if applicable as provided in Section 3(a) above,~~, without accumulation of any undeclared dividends ~~on such amount), whether or not declared, to~~, to, but excluding, the date of ~~payment~~liquidation, dissolution or winding up (such amounts collectively, the “Liquidation Preference”).

(b) Partial Payment. If in any distribution described in Section 4(a) above the assets of the Issuer or proceeds thereof are not sufficient to pay in full the amounts payable with respect to all outstanding shares of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution, holders of Designated Preferred Stock and the holders of such other stock shall share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Designated Preferred Stock and the corresponding amounts payable with respect of any other stock of the Issuer ranking equally with Designated Preferred Stock as to such distribution has been paid in full, the holders of other stock of the Issuer shall be entitled to receive all remaining assets of the Issuer (or proceeds thereof) according to their respective rights and preferences.

(d) Merger~~.~~, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Issuer with any other corporation or other entity, including a merger or consolidation in which the holders of Designated Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Issuer, shall not constitute a liquidation, dissolution or winding up of the Issuer.

Section 5. Redemption.

(a) Optional Redemption. ~~Except as provided below, the Designated Preferred Stock may not be redeemed prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date. On or after the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the~~The Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any ~~accrued~~declared and unpaid dividends ~~(including, if applicable as provided in Section 3(a) above,~~, without accumulation of any undeclared dividends ~~on such amount) (regardless of whether any dividends are actually declared)~~, to, but excluding, the date fixed for redemption.

~~Notwithstanding the foregoing, prior to the first Dividend Payment Date falling on or after the third anniversary of the Original Issue Date, the Issuer, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption; provided that (x) the Issuer (or any successor by Business Combination) has received aggregate gross proceeds of not less than the Minimum Amount (plus the “Minimum Amount” as defined in the relevant certificate of designations for each other outstanding series of~~

~~preferred stock of such successor that was originally issued to the United States Department of the Treasury (the “Successor Preferred Stock”) in connection with the Troubled Asset Relief Program Capital Purchase Program) from one or more Qualified Equity Offerings (including Qualified Equity Offerings of such successor), and (y) the aggregate redemption price of the Designated Preferred Stock (and any Successor Preferred Stock) redeemed pursuant to this paragraph may not exceed the aggregate net cash proceeds received by the Issuer (or any successor by Business Combination) from such Qualified Equity Offerings (including Qualified Equity Offerings of such successor).~~

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Issuer or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.

(b) No Sinking Fund. The Designated Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Designated Preferred Stock will have no right to require redemption or repurchase of any shares of Designated Preferred Stock.

(c) Notice of Redemption. Notice of every redemption of shares of Designated Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Issuer. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Designated Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Designated Preferred Stock. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Designated Preferred Stock at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of shares of Designated Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of part of the shares of Designated Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Board of Directors or a duly authorized committee thereof may determine to be fair and equitable. Subject to the provisions hereof, the Board of Directors or a duly authorized committee thereof shall have full power and authority to prescribe the terms and conditions upon which shares of Designated Preferred Stock shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Issuer, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Issuer, after which time the holders of the shares so called for redemption shall look only to the Issuer for payment of the redemption price of such shares.

(f) Status of Redeemed Shares. Shares of Designated Preferred Stock that are redeemed, repurchased or otherwise acquired by the Issuer shall revert to authorized but unissued shares of Preferred Stock (provided that any such cancelled shares of Designated Preferred Stock may be reissued only as shares of any series of Preferred Stock other than Designated Preferred Stock).

Section 6. Conversion. Holders of Designated Preferred Stock shares shall have no right to exchange or convert such shares into any other securities.

Section 7. Voting Rights.

(a) General. The holders of Designated Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Preferred Stock Directors. Whenever, at any time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for ~~an aggregate of~~ six consecutive quarterly Dividend Periods or more~~, whether or not consecutive~~ (including any Dividend Periods prior to the Charter Amendment Date), the authorized number of directors of the Issuer shall automatically be increased by two and the holders of the Designated Preferred Stock shall have the right, with holders of shares of any one or more other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (hereinafter the “Preferred Directors” and each a

“Preferred Director”) to fill such newly created directorships at the Issuer’s next annual meeting of stockholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of stockholders until ~~all accrued and~~declared but unpaid dividends ~~for all past Dividend Periods, including the latest completed Dividend Period (including, if applicable as provided in Section 3(a) above, dividends on such amount),~~ on all outstanding shares of Designated Preferred Stock have been declared and paid in full at which time such right shall terminate with respect to the Designated Preferred Stock, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned; provided that it shall be a qualification for election for any Preferred Director that the election of such Preferred Director shall not cause the Issuer to violate any corporate governance requirements of any securities exchange or other trading facility on which securities of the Issuer may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of shares of Designated Preferred Stock and Voting Parity Stock as a class to vote for directors as provided above, the Preferred Directors shall cease to be qualified as directors, the term of office of all Preferred Directors then in office shall terminate immediately and the authorized number of directors shall be reduced by the number of Preferred Directors elected pursuant hereto. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created thereby may be filled, only by the affirmative vote of the holders of a majority of the shares of Designated Preferred Stock at the time outstanding voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office as aforesaid, the remaining Preferred Director may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

(c) Class Voting Rights as to Particular Matters. So long as any shares of Designated Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Charter, the vote or consent of the holders of at least 66 2/3% of the shares of Designated Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Designations for the Designated Preferred Stock or the Charter to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock of the Issuer ranking senior to Designated Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Issuer;

(ii) Amendment of Designated Preferred Stock. Any amendment, alteration or repeal of any provision of the Certificate of Designations for the

Designated Preferred Stock or the Charter (including, unless no vote on such merger or consolidation is required by Section 7(c)(iii) below, any amendment, alteration or repeal by means of a merger, consolidation or otherwise) so as to adversely affect the rights, preferences, privileges or voting powers of the Designated Preferred Stock; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Designated Preferred Stock, or of a merger or consolidation of the Issuer with another corporation or other entity, unless in each case (x) the shares of Designated Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Issuer is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of Designated Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized Preferred Stock, including any increase in the authorized amount of Designated Preferred Stock necessary to satisfy preemptive or similar rights granted by the Issuer to other persons prior to the ~~Signing D~~date the Designated Preferred Stock was originally issued, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to Designated Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Issuer will not be deemed to adversely affect the rights, preferences, privileges or voting powers, and shall not require the affirmative vote or consent of, the holders of outstanding shares of the Designated Preferred Stock.

(d) Changes after Provision for Redemption. No vote or consent of the holders of Designated Preferred Stock shall be required pursuant to Section 7(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of the Designated Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption, in each case pursuant to Section 5 above.

(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Designated Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or any duly authorized committee of the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which Designated Preferred Stock is listed or traded at the time.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Issuer and the transfer agent for Designated Preferred Stock may deem and treat the record holder of any share of Designated Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Issuer nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Designated Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or Bylaws or by applicable law. Notwithstanding the foregoing, if shares of Designated Preferred Stock are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Designated Preferred Stock in any manner permitted by such facility.

Section 10. No Preemptive Rights. No share of Designated Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Issuer, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Replacement Certificates. The Issuer shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Issuer. The Issuer shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Issuer of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Issuer.

Section 12. Other Rights. The shares of Designated Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Appendix B

Chapter 23 of the Tennessee Business Corporation Act – Dissenters’ Rights

48-23-101 Definitions:

(1) “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(2) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, and, for purposes of §§48-23-203 — 48-23-302, includes the survivor of a merger or conversion or the acquiring entity in a share exchange of that issuer;

(3) “Dissenter” means a shareholder who is entitled to dissent from corporate action under §48-23-102 and who exercises that right when and in the manner required by §§48-23-201 — 48-23-209;

(4) “Fair value”, with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(5) “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder’s right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(6) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

48-23-102 Right to Dissent:

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

(1) Consummation of a plan of merger to which the corporation is a party:

(A) If shareholder approval is required for the merger by §48-21-104 or the charter and the shareholder is entitled to vote on the merger if the merger is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under §48-17-104(b) who would have been entitled to vote on the merger if the merger had been submitted to a vote at a shareholders’ meeting; or

(B) If the corporation is a subsidiary that is merged with its parent under §48-21-104;

(2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan if the plan is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under §48-17-104(b) who would have been entitled to vote on the plan if the plan had been submitted to a vote at a shareholders’ meeting;

(3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange if the sale or exchange is submitted to a vote at a shareholders’ meeting or the shareholder is a nonconsenting shareholder under §48-17-104(b) who would have been entitled to vote on the sale or exchange if the sale or exchange had been submitted to a vote at a shareholders’ meeting, including a sale of all, or substantially all, of the property of the corporation in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4) An amendment of the charter that materially and adversely affects rights in respect of a dissenter’s shares because it:

(A) Alters or abolishes a preferential right of the shares;

(B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

(E) Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under §48-16-104 ; or

(5) Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(6) Consummation of a conversion of the corporation to another entity pursuant to chapter 21 of this title.

(b) A shareholder entitled to dissent and obtain payment for his shares under this chapter may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(c) Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters’ rights, is listed on an exchange registered under §6 of the Securities Exchange Act of 1934, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended. (Last amended by Ch. 1051, L. ‘12, eff. 1-1-13.)

48-23-103 Dissent by Nominees and Beneficial Owners

(a) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

(b) A beneficial shareholder may assert dissenters’ rights as to shares of any one (1) or more classes held on his behalf only if:

(1) He submits to the corporation the record shareholder’s written consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights; and

(2) He does so with respect to all shares of the same class of which he is the beneficial shareholder or over which he has power to direct the vote.

48-23-201 Notice of Dissenters’ Rights:

(a) Where any corporate action specified in §48-23-102(a) is to be submitted to a vote at a shareholders’ meeting, the meeting notice (including any meeting notice required under chapters 11-27 to be provided to nonvoting shareholders) must state that the corporation has concluded that the shareholders are, are not, or may be entitled to assert dissenters’ rights under this chapter. If the corporation concludes that dissenters’ rights are or may be available, a copy of this chapter must accompany the meeting notice sent to those record shareholders entitled to exercise dissenters’ rights.

(b) In a merger pursuant to §48-21-105, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert dissenters; rights that the corporate action became effective. Such notice must be sent within ten (10) days after the corporate action became effective and include the materials described in §48-23-203.

(c) Where any corporate action specified in §48-23-102(a) is to be approved by written consent of the shareholders pursuant to §48-17-104(a) or §48-17-104(b):

(1) Written notice that dissenters’ rights are, are not, or may be available must be sent to each record shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter; and

(2) Written notice that dissenters’ rights are, are not, or may be available must be delivered together with the notice to nonconsenting and nonvoting shareholders required by §48-17-104(e) and §48-17-104(f), may include the materials described in §48-23-203 and, if the corporation has concluded that dissenters’ rights are or may be available, must be accompanied by a copy of this chapter.

(d) A corporation’s failure to give notice pursuant to this section will not invalidate the corporate action. (Last amended by Ch. 1051, L. ‘12, eff. 1-1-13.)

48-23-202 Notice of Intent to Demand Payment:

(a) If a corporate action specified in §48-23-102(a) is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter:

(1) Must deliver to the corporation, before the vote is taken, written notice of the shareholder’s intent to demand payment if the proposed action is effectuated; and (2) Must not vote, or cause or permit to be voted, any such shares in favor of the proposed action.

(b) If a corporate action specified in §48-23-102(a) is to be approved by less than unanimous written consent, a shareholder who wishes to assert dissenters’ rights with respect to shares for which dissenters’ rights may be asserted under this chapter must not sign a consent in favor of the proposed action with respect to such shares.

(c) A shareholder who fails to satisfy the requirements of subsection (a) or subsection (b) is not entitled to payment under this chapter. (Last amended by Ch. 1051, L. ‘12, eff. 1-1-13.)

48-23-203 Dissenters’ Notice:

(a) If a corporate action requiring dissenters’ rights under §48-23-102(a) becomes effective, the corporation must send a written dissenters’ notice and form required by subdivision (b)(1) to all shareholders who satisfy the requirements of §48-23-202(a) or §48-23-202(b). In the case of a merger under §48-21-105, the parent must deliver a dissenters’ notice and form to all record shareholders who may be entitled to assert dissenters’ rights.

(b) The dissenters’ notice must be delivered no earlier than the date the corporate action specified in §48-23-102(a) became effective, and no later than (10) days after such date, and must:

(1) Supply a form that:

(A) Specifies the first date of any announcement to shareholders made prior to the date the corporate action became effective of the principal terms of the proposed corporate action;

(B) If such announcement was made, requires the shareholder asserting dissenters’ rights to certify whether beneficial ownership of those shares for which dissenters’ rights are asserted was acquired before that date; and

(C) Requires the shareholder asserting dissenters’ rights to certify that such shareholder did not vote for or consent to the transaction;

(2) State:

(A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subdivision (b)(2)(B);

(B) A date by which the corporation must receive the form, which date may not be fewer than forty (40) nor more than sixty (60) days after the date the subsection (a) dissenters’ notice is sent and state that the shareholder shall have waived the right to demand payment with respect to the shares unless the form is received by the corporation by such specified date;

(C) The corporation’s estimate of the fair value of shares;

(D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten (1 0) days after the date specified in subdivision (b)(2)(B) the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

(3) Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to §48-23-201. (Last amended by Ch. 60, L. ‘15, eff. 4-6-15.)

48-23-204 Duty to Demand Payment:

(a) A shareholder sent a dissenters’ notice described in §48-23-203 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters’ notice pursuant to §48-23-203(b)(2) , and deposit his certificates in accordance with the terms of the notice.

(b) The shareholder who demands payment and deposits his share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this chapter.

(d) A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto. (Last amended by Ch. 1051, L. ‘12, eff. 1-1-13.)

48-23-205 Share Restrictions:

(a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under §48-23-207.

(b) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

48-23-206 Payment:

(a) Except as provided in §48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with §48-23-204 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b) The payment must be accompanied by:

(1) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2) A statement of the corporation’s estimate of the fair value of the shares, which estimate shall equal or exceed the corporation’s estimate given pursuant to §48-23-203(B)(2)(C) ;

(3) An explanation of how the interest was calculated;

(4) A statement of the dissenter’s right to demand payment under §48-23-209; and

(5) A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to §48-23-201 or §48-23-203. (Last amended by Ch. 60, L. ‘15, eff. 4-6-15.)

48-23-207 Failure to Take Action:

(a) If the corporation does not effectuate the proposed action that gave rise to the dissenters’ rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b) If after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters’ notice under §48-23-203 and repeat the payment demand procedure.

48-23-208 After Acquired Shares:

(a) A corporation may elect to withhold payment required by §48-23-206 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b) To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under §48-23-209.

48-23-209 Procedure if Shareholder Dissatisfied with Payment or Offer:

(a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under §48-23-206), or reject the corporation’s offer under §48-23-208 and demand payment of the fair value of his shares and interest due, if:

(1) The dissenter believes that the amount paid under §48-23-206 or offered under §48-23-208 is less than the fair value of his shares or that the interest due is incorrectly calculated;

(2) The corporation fails to make payment under §48-23-206 within two (2) months after the date set for demanding payment; or

(3) The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for his shares.

48-23-301 Court Action

(a) If a demand for payment under §48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b) The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation’s principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e) Each dissenter made a party to the proceeding is entitled to judgment:

(1) For the amount, if any, by which the court finds the fair value of his shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2) For the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under §48-23-208.

43-23-302 Court Costs and Counsel Fees

(a) The court in an appraisal proceeding commenced under §48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under §48-23-209.

(b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of §§48-23-201 — 48-23-209; or

(2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by     :     p.m., EST, on             , 2016.

Vote by Internet
• Go to www. .com • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800- - within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR proposal 6 and the qualified members of the Board of Directors recommend a vote FOR each of proposals 1-5.

		For	Against	Abstain			For	Against	Abstain
1.	Proposal to approve the amendment of the Company’s charter to cancel the amount of undeclared dividends in respect of the Series A Preferred Stock as disclosed in the Company’s proxy statement.	☐	☐	☐	6.	Proposal to adjourn the Special Meeting of Shareholders	☐	☐	☐

2.	Proposal to amend the Company’s charter to reduce the liquidation amount payable on the shares of Series A Preferred Stock.	☐	☐	☐	7.	In their discretion the proxies are authorized to vote upon such other matters as may properly come before the Shareholders Meeting or any adjournment(s) thereof.

3.	Proposal to reduce the dividend rate on the Series A Preferred Stock from 9% per annum to 5% per annum.	☐	☐	☐

4.	Proposal to change the designation of the Series A Preferred Stock from Cumulative to Non-Cumulative.	☐	☐	☐

5.	Proposal to eliminate certain restrictions on the Company’s ability to pay dividends or make distributions on or repurchase shares of its capital stock.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.	Mark here if you no longer wish to receive paper annual meeting materials and instead view them online.	☐	Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation or other form of entity, please sign full corporate or other entity name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT SPECIAL MEETING INFORMATION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDERS

MEETING TO BE HELD ON             , 2016.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:

http://www.            .com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

REVOCABLE PROXY — COMMUNITY FIRST, INC.

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON             , 2016.

The undersigned hereby appoints ESLICK E. DANIEL and JON THOMPSON and each of them proxies with full power of substitution and revocation, to represent the undersigned and to vote all shares of Common Stock or Series A Preferred Stock of Community First, Inc. (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of Shareholders (the “Shareholders Meeting”) to be held on             ,             , 2016, beginning at 2:00 P.M. local time, at the Operations Center located at the Company’s Headquarters, 501 S. James Campbell Boulevard, Columbia, Tennessee 38401, and any adjournment(s) thereof, as specified in this Proxy:

Proxy solicited by and on behalf of the Company’s Board of Directors for the Shareholders Meeting to be held on             ,             , 2016. The Company’s Board of Directors recommends a vote “FOR” proposal 6 and the qualified members of the Board of Directors recommend that you vote “FOR” each of proposals 1-5.

Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” proposals 1-6.

The Board of Directors knows of no other matters that may properly be or which are likely to come or be brought before the Shareholders Meeting. However, if any other matters are properly brought before the meeting, the persons named in this proxy or their substitutes will vote in accordance with their best judgment on such matters. THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER AS THE NAME APPEARS BELOW AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY, AND TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.

THE BOARD OF DIRECTORS RECOMMENDS THAT ANY SHAREHOLDER DESIRING TO REVOKE HIS OR HER PROXY AND VOTE IN PERSON AT THE SHAREHOLDERS MEETING ARRIVE AT THE MEETING LOCATION BY 1:00 P.M., LOCAL TIME, TO FACILITATE CONFIRMATION OF NUMBER OF SHARES ELIGIBLE TO VOTE.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Only shareholders as of the record date are entitled to attend the Shareholders Meeting, and each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the record date.